NEWS RELEASE    Exhibit 99.1

GRAIL Reports Fourth Quarter and Full Year 2025 Financial Results

Sold More Than 185,000 Galleri® Tests in 2025, Growing U.S. Galleri Revenue 26% Year-Over-Year to $136.8 Million
Completed Galleri PMA Submission to FDA
Shared Topline Results from the NHS-Galleri Trial

Completed Analysis of the Full 35k Participant PATHFINDER 2 Study

Strong Financial Position with Cash into 2030

MENLO PARK, Calif. — Feb. 19, 2026 — GRAIL, Inc. (Nasdaq: GRAL), a healthcare company whose mission is to detect cancer early when it can be cured, today reported business and financial results for the fourth quarter and full year 2025 and provided business updates.

Fourth quarter total revenue grew 14% year-over-year to $43.6 million, and U.S. Galleri revenue grew 31% year over year to $41.3 million. Net loss was $99.2 million, which includes amortization of Illumina acquisition-related intangible items of $34.6 million. Gross loss was $11.1 million. Non-GAAP adjusted gross profit was $23.1 million, and non-GAAP adjusted EBITDA was $(71.8) million.1

For the full year total revenue grew 17% year over year to $147.2 million, and U.S. Galleri revenue grew 26% year over year to $136.8 million. Net loss was $408.4 million, which includes amortization of Illumina acquisition-related intangible items of $138.3 million and intangible assets impairment of $28.0 million. Gross loss was $62.6 million. Non-GAAP adjusted gross profit was $73.6 million, and non-GAAP adjusted EBITDA was $(320.6) million.1
1 See “Non-GAAP Disclosure” and the associated reconciliations for important information about our use of non-GAAP measures.

“2025 was a year of significant commercial growth for GRAIL, and we’re excited by the building momentum for multi-cancer early detection. In the fall, we presented positive results from the first ~25,000 participants in the PATHFINDER 2 study, and we subsequently raised more than $435 million, which provides financial flexibility as we continue to drive towards broad access for Galleri,” said Bob Ragusa, Chief Executive Officer at GRAIL. “Our teams completed Galleri’s PMA submission to the FDA in January. And today, we announced topline results for the NHS-Galleri trial and completion of the analysis of the full 35k participant PATHFINDER 2 study. We remain on track for continued commercial growth in 2026 with new and expanding partnerships in digital health and further integration into health systems. We anticipate presenting detailed results from both PATHFINDER 2 and the NHS-Galleri trial in mid-2026.”

For the three months ended December 31, 2025, as compared to the three months ended December 31, 2024, GRAIL reported:
•Revenue: Total revenue, comprised of screening and development services revenue, was $43.6 million, an increase of $5.3 million or 14%.
•Net loss: Net loss was $99.2 million, an increase of $2.1 million or 2%.
•Gross loss: Gross loss was $11.1 million, an improvement of $4.8 million or 30%.
•Adjusted gross profit1: Adjusted gross profit was $23.1 million, an increase of $5.2 million or 29%.
•Adjusted EBITDA1: Adjusted EBITDA was $(71.8) million, an improvement of $12.2 million or 15%.
For the twelve months ended December 31, 2025, as compared to the twelve months ended December 31, 2024, GRAIL reported:
•Revenue: Total revenue, comprised of screening and development services revenue, was $147.2 million, an increase of $21.6 million or 17%.
•Net loss: Net loss was $408.4 million, an improvement of $1.6 billion or 80%.
•Gross loss: Gross loss was $62.6 million, an improvement of $15.4 million or 20%.
•Adjusted gross profit1: Adjusted gross profit was $73.6 million, an increase of $15.8 million or 27%.
•Adjusted EBITDA1: Adjusted EBITDA was $(320.6) million, an improvement of $163.0 million or 34%.

Cash position: Cash, cash equivalents, and short-term marketable securities totaled $904.4 million as of December 31, 2025.

Additional business highlights include:

•Announced topline results from the landmark, randomized, controlled NHS-Galleri trial, which evaluated annual screening with the Galleri® test in England’s National Health Service (NHS) over three years in 142,000 demographically representative participants aged 50 to 77. The results show that adding Galleri to standard of care screening resulted in a substantial reduction in Stage IV cancer diagnoses, increased Stage I and II detection of deadly cancers, and four-fold higher cancer detection rate when compared to standard of care alone. While there was a trend towards reduction in combined Stage III and IV, the trial did not meet the primary endpoint of a statistically significant reduction.

•Completed analysis of the full 35,000 participant PATHFINDER 2 study, demonstrating performance consistent with the 25,000 patient analysis presented in October and a strong safety profile. Full data from this study will be submitted for presentation at a conference later this year.

•The Nancy Gardner Sewell Medicare Multi-Cancer Early Detection Screening Coverage Act (H.R 842 / S.339) became federal law, establishing a Medicare coverage pathway for multi-cancer early detection tests.

•Completed submission of the final module of the Premarket Approval (PMA) application to the U.S. Food and Drug Administration (FDA) for Galleri in January. The PMA submission is focused on test performance and safety results from 25,490 consented participants in the U.S.-based PATHFINDER 2 study with one year of follow up and from the prevalent screening round (first year) of the NHS-Galleri trial, the largest, and only, randomized, controlled intended use trial of any multi-cancer early detection (MCED) test. The submission is also supported by a bridging analysis to compare performance of the version of Galleri used in registrational trials to the updated version that has been submitted to the FDA for premarket approval.

•Expanded access to Galleri through digital health platforms with the launch of the Hims & Hers Multi-Cancer Test by Galleri. The availability of Galleri through Hims & Hers Labs platform is additive to access provided through other leading digital health and wellness platforms including Function Health and Everlywell.

Conference Call and Webcast
A webcast and conference call will be held today, February 19, 2026, at 2:00 p.m. PT / 5:00 p.m. ET. Individuals interested in listening to the conference call may access it on the investor relations section of GRAIL’s website at investors.grail.com.

A replay of the webcast will be available on GRAIL’s website for 30 days.

About GRAIL
GRAIL, Inc. is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art machine learning, software, and automation to detect and identify multiple deadly cancer types in earlier stages. GRAIL’s targeted methylation-based platform can support the continuum of care for screening and precision oncology, including multi-cancer early detection in symptomatic patients, risk stratification, minimal residual disease detection, biomarker subtyping, treatment and recurrence monitoring. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL’s common stock is listed under the ticker symbol “GRAL” on the Nasdaq Stock Exchange.

For more information, visit grail.com.

About Galleri®
The Galleri multi-cancer early detection test is a proactive tool to screen for cancer. With a simple blood draw, Galleri can detect more than 50 types of cancer before symptoms appear — when they can be easier to treat and are potentially curable2. Galleri is the only available MCED test with demonstrated performance in patients screened for cancer2,*. The Galleri test increases the number of cancers detected seven-fold when added to recommended screening for breast, cervical, colorectal and lung cancers, and has the lowest false positive rate of any MCED test on the market1,2,3,4,**. When a cancer signal is found, Galleri provides a cancer signal of origin with high accuracy to help guide an efficient diagnostic work-up4,5,6. The Galleri test requires a prescription from a licensed healthcare provider and should be used in addition to recommended cancer screenings such as mammography, colonoscopy, prostate-specific antigen (PSA) test, or cervical cancer screening. The Galleri test is recommended for adults with an elevated risk for cancer, such as those aged 50 or older.

For more information, visit galleri.com.

* The Galleri test performance metrics were derived from the outcomes of an interventional clinical study of patients presenting for screening without clinical suspicion of cancer, a study population that reflects the intended use population.
** Test performance metrics do not represent results of a head-to-head comparative study. Separate studies have different designs, objectives, and participant populations, which limits the ability to draw conclusions about comparative performance.

Laboratory/Test Information
GRAIL’s clinical laboratory is certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA) and accredited by the College of American Pathologists. The Galleri test was developed, and its performance characteristics were determined by GRAIL. The Galleri test has not been cleared or approved by the U.S. Food and Drug Administration. GRAIL’s clinical laboratory is regulated under CLIA to perform high-complexity testing. The Galleri test is intended for clinical purposes.

Non-GAAP Disclosure
In addition to our financial results, this press release also includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our non-GAAP financial disclosure includes Adjusted Gross Profit and Adjusted EBITDA. We encourage investors to carefully consider our results under GAAP in conjunction with our supplemental non-GAAP information and the reconciliation between these presentations.

•Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.

We calculate Adjusted Gross Profit as gross loss (as defined below) adjusted to exclude amortization of intangible assets and stock-based compensation allocated to cost of revenue. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss from operations, net earnings or loss and other GAAP measures of income (loss) or profitability.

•Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, different operational and ownership histories, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss from operations, net earnings or loss and other U.S. GAAP measures of income (loss). Additionally, it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest and tax payments. Further, our definition of Adjusted EBITDA may differ from similarly titled measures used by other companies and therefore may not be comparable among companies.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in tabular form below.

Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” “would,” or “will,” the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include expectations and projections of our future financial performance, future tests or products, technology, clinical studies, regulatory compliance, potential market opportunity, anticipated growth strategies, restructuring costs, sufficiency of cash on hand to finance our business, cost savings, budgets and strategies, restructuring and stock-based compensation costs, impact of the restructuring on our operations and growth and anticipated trends in our business.
These statements are only predictions based on our current expectations and projections about future events and trends. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements, including those factors and numerous associated risks discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2025 (the “Form 10-K”). Moreover, we operate in a dynamic and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results, level of activity, performance, or achievements to differ materially and adversely from those contained in any forward-looking statements we may make.
Forward-looking statements relate to the future and, accordingly, are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Although we believe the expectations and projections expressed or implied by the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations or to reflect new information or the occurrence of unanticipated events.
References:
1.    Nabavizadeh N, et al. Safety and Performance of a Multi-Cancer Early Detection (MCED) Test in an Intended-Use Population: Initial Results from the Registrational PATHFINDER 2 Study. Proffered Presentation Presented at: European Society for Medical Oncology (ESMO) Annual Meeting; October 17-21, 2025; Berlin, Germany.
2.    Klein EA, Richards D, Cohn A, et al. Clinical validation of a targeted methylation-based multi-cancer early detection test using an independent validation set. Ann Oncol. 2021 Sep;32(9):1167-77. doi: 10.1016/j.annonc.2021.05.806
3.    GRAIL, Inc. False positive rate. [Data on file: GR-2025-0256]
4.    Schrag D, Beer TM, McDonnell CH, et al. Blood-based tests for multi-cancer early detection (PATHFINDER): a prospective cohort study. Lancet. 2023;402:1251-1260. doi: 10.1016/S0140-6736(23)01700-2
5.     GRAIL, Inc. Enhanced Cancer Signal Origin prediction. [Data on file: VV-TMF-59592]
6.    Hackshaw A, et al. Cancer Cell. 2022;40(2):109-13.

GRAIL Contacts
Corporate Communications
Kristen Davis
Trish Rowland
pr@grail.com

Investor Relations
Alex Dobbin
Alexis Tosti
ir@grail.com

GRAIL, Inc.
Consolidated Balance Sheets

(in thousands, except per share data)	December 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$249,727	$214,234
Short-term marketable securities	654,703	549,236
Accounts receivable, net	18,295	20,312
Supplies	16,017	18,632
Prepaid expenses and other current assets	15,107	17,447
Total current assets	953,849	819,861
Property and equipment, net	51,813	69,061
Operating lease right-of-use assets	52,070	66,373
Restricted cash	6,974	3,349
Intangible assets, net	1,850,556	2,016,890
Other non-current assets	6,753	7,773
Total assets	$2,922,015	$2,983,307
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,083	$4,844
Accrued liabilities	63,945	57,241
Operating lease liabilities, current portion	11,715	13,260
Other current liabilities	1,927	1,580
Total current liabilities	79,670	76,925
Operating lease liabilities, net of current portion	43,148	54,881
Deferred tax liabilities, net	218,583	345,860
Other non-current liabilities	2,752	2,236
Total liabilities	344,153	479,902
Stockholders’ equity:
Preferred stock, par value of $0.001 per share; 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock $0.001 par value per share, 1,500,000,000 shares authorized, 40,331,360 and 33,893,409 shares issued and outstanding as of December 31, 2025 and 2024 respectively.	40	34
Additional paid-in capital	12,786,848	12,305,250
Accumulated other comprehensive income	2,655	1,451
Accumulated deficit	(10,211,681)	(9,803,330)
Total stockholders' equity	2,577,862	2,503,405
Total liabilities and stockholders' equity	2,922,015	2,983,307

GRAIL, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
(in thousands except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue:
Screening revenue	$42,282	$31,551	$138,601	$108,627
Development services revenue	1,315	6,701	8,571	16,968
Total revenue	43,597	38,252	147,172	125,595
Costs and operating expenses:
Cost of screening revenue (exclusive of amortization of intangible assets)	20,872	17,803	73,251	63,284
Cost of development services revenue	389	2,945	2,605	6,444
Cost of revenue — amortization of intangible assets	33,472	33,472	133,889	133,889
Research and development	46,896	48,328	195,794	322,380
Sales and marketing	27,672	30,525	116,693	153,958
General and administrative	38,707	42,117	159,103	213,862
Goodwill and intangible assets impairment	—	—	28,000	1,420,936
Total costs and operating expenses	168,008	175,190	709,335	2,314,753
Loss from operations	(124,411)	(136,938)	(562,163)	(2,189,158)
Other income (expense):
Interest income	7,957	9,366	28,652	26,733
Other expense (income), net	(64)	578	(993)	64
Total other income, net	7,893	9,944	27,659	26,797
Loss before income taxes	(116,518)	(126,994)	(534,504)	(2,162,361)
Benefit from income taxes	17,342	29,928	126,153	135,356
Net loss	$(99,176)	$(97,066)	$(408,351)	$(2,027,005)

Net loss per share — Basic and Diluted	$(2.44)	$(2.89)	$(11.11)	$(63.54)
Weighted average shares of common stock—basic and diluted	40,725,561	33,612,372	36,753,751	31,901,259

GRAIL, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended
(in thousands)	December 31, 2025	December 31, 2024
Net cash used by operating activities	$(299,007)	$(577,156)
Net cash used by investing activities	(85,049)	(551,011)
Net cash provided by financing activities	423,321	1,244,300
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(147)	(62)
Net increase in cash, cash equivalents, and restricted cash	$39,118	$116,071
Cash, cash equivalents and restricted cash — beginning of period	$217,583	$101,512
Cash, cash equivalents and restricted cash — end of period	$256,701	$217,583

GRAIL, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross loss (1)	$(11,136)	$(15,968)	$(62,573)	$(78,022)
Amortization of intangible assets	33,472	33,472	133,889	133,889
Stock-based compensation	812	432	2,262	1,954
Adjusted Gross Profit	$23,148	$17,936	$73,578	$57,821
___________
(1) Gross loss is calculated as total revenue less cost of revenue (exclusive of amortization of intangible assets), cost of development services revenue, and cost of revenue — amortization of intangible assets.

GRAIL, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss	$(99,176)	$(97,066)	$(408,351)	$(2,027,005)
Adjusted to exclude the following:
Amortization of intangible assets (1)	34,584	34,583	138,334	138,333
Stock-based compensation (2)	13,765	13,582	58,283	86,084
Depreciation	4,324	4,858	18,010	19,723
Goodwill and intangible assets impairment (3)	—	—	28,000	1,420,936
Restructuring (4)	—	(694)	(34)	18,313
Interest income	(7,957)	(9,366)	(28,652)	(26,733)
Benefit from income tax expense	(17,342)	(29,928)	(126,153)	(135,356)
Illumina/GRAIL merger & divestiture legal and professional services costs (5)	—	—	—	22,158
Adjusted EBITDA	$(71,802)	$(84,031)	$(320,563)	$(483,547)
___________
(1) Represents amortization of intangible assets, including developed technology and trade names.
(2) Represents all stock-based compensation recognized on our standalone financial statements for the periods presented.
(3) Reflects impairment of goodwill and intangible assets recognized as a result of the Acquisition.
(4) Represents employee severance, benefits, payroll taxes, and other costs associated with the Restructuring Plan.
(5) Represents legal and professional services costs associated with the Acquisition and corresponding antitrust litigation, including compliance with the hold separate arrangements imposed by the European Commission, and legal and professional services costs associated with the divestiture.